As filed with the Securities and Exchange Commission on March 31, 2000

                                             Registration No. 333-______________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933
                              --------------------

                             HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------

            Delaware                                    63-0860407
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)


               One HealthSouth Parkway, Birmingham, Alabama 35243
               (Address of Principal Executive Offices) (Zip Code)


                             1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

            RICHARD M. SCRUSHY                                  Copy to:                                     Copy to:
           Chairman of the Board                                                                  F. HAMPTON MCFADDEN, JR., ESQ.
        and Chief Executive Officer                      WILLIAM W. HORTON, ESQ.                     MATTHEW T. FRANKLIN, ESQ.
          HEALTHSOUTH Corporation              Senior Vice President and Corporate Counsel       Haskell Slaughter & Young, L.L.C.
          One HealthSouth Parkway                        HEALTHSOUTH Corporation                 Suite 1200, AmSouth/Harbert Plaza
         Birmingham, Alabama 35243                       One HealthSouth Parkway                      1901 Sixth Avenue North
  (Name and address of agent for service)              Birmingham, Alabama  35243                   Birmingham, Alabama  35202
              (205) 967-7116                                 (205) 967-7116                               (205) 251-1000
(Telephone number, including area code,
       of agent for service)


                              --------------------
                       Approximate date of commencement of
                     proposed sale to the public: As soon as
                    practicable after effective date of this
                             Registration Statement.

                         CALCULATION OF REGISTRATION FEE


================================================================================

         Title of                                           Proposed Maximum             Proposed Maximum               Amount of
        Securities                 Amount to be              Offering Price             Aggregate Offering            Registration
     to be Registered               Registered                per Share (1)                  Price (1)                   Fee (1)


     Common Stock, Par            7,265,955 shares                 N/A                      $43,130,709                  $11,387
   Value $.01 Per Share


(1) In accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on a price of $5.936 per share, which represents the average of the high and low prices for the shares of HEALTHSOUTH Common Stock as reported on the New York Stock Exchange on March 30, 2000.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 7,265,955 shares of HEALTHSOUTH Corporation's Common Stock issuable pursuant to its 1995 Stock Option Plan. This Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion, and an accountant's consent. Pursuant to Instruction E, the content of HEALTHSOUTH's Registration Statements on Form S-8 (Nos. 333-2221, 333-42301 and 333-49345), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to HEALTHSOUTH's 1995 Stock Option Plan. Registration fees have been paid for all of these previously registered shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 31, 2000.

                          HEALTHSOUTH Corporation


                          By:                /s/ Richard M. Scrushy
                            -------------------------------------------------
                                                Richard M. Scrushy
                                               Chairman of the Board
                                            and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and William T. Owens, and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                      Capacity                                Date
               ---------                                      --------                                ----
        /s/ Richard M. Scrushy                          Chairman of the Board                     March 31, 2000
--------------------------------------              and Chief Executive Officer
         (Richard M. Scrushy)                              and Director


         /s/ William T. Ownes                       Executive Vice President and                  March 31, 2000
--------------------------------------                Chief Financial Officer
          (William T. Owens)                        (Principal Financial Officer)


          /s/ Weston L. Smith                          Senior Vice President-                     March 31, 2000
--------------------------------------                Finance and Controller
           (Weston L. Smith)                      (Principal Accounting Officer)


          /s/ C. Sage Givens                                  Director                            March 31, 2000
--------------------------------------
           (C. Sage Givens)


      /s/ Charles W. Newhall III                              Director                            March 31, 2000
--------------------------------------
       (Charles W. Newhall III)


         /s/ George H. Strong                                 Director                            March 31, 2000
--------------------------------------
          (George H. Strong)


     /s/ Phillip C. Watkins, M.D.                             Director                            March 31, 2000
--------------------------------------
      (Phillip C. Watkins, M.D.)

        /s/ John S. Chamberlin                                Director                            March 31, 2000
--------------------------------------
         (John S. Chamberlin)


           /s/ Jan L. Jones                                   Director                            March 31, 2000
--------------------------------------
            (Jan L. Jones)


         /s/ James P. Bennett                                 Director                            March 31, 2000
--------------------------------------
          (James P. Bennett)


          /s/ P. Daryl Brown                                  Director                            March 31, 2000
--------------------------------------
           (P. Daryl Brown)


          /s/ Joel C. Gordon                                  Director                            March 31, 2000
--------------------------------------
           (Joel C. Gordon)


      /s/ Larry D. Striplin, Jr.                              Director                            March 31, 2000
--------------------------------------
       (Larry D. Striplin, Jr.)

                                INDEX TO EXHIBITS


Exhibit No.                           Description

         4 1995 Stock Option Plan, filed as Exhibit (4)-1 to HEALTHSOUTH's Registration Statement on Form S-8 (No. 333-2221) dated as of April 1, 1996, is hereby incorporated by reference

         5 Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of the shares of HEALTHSOUTH Common Stock being registered

         23.1             Consent of Ernst & Young LLP

         23.2 Consent of Haskell Slaughter & Young, L.L.C. (included in the opinion filed as Exhibit 5)

         24               Powers of Attorney (see signature pages)